United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: August 12, 2021
(Date of Earliest Event Reported)
REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)
(858) 284-5000
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 12, 2021, Realty Income Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 29, 2021, as amended, by and among the Company, Rams MD Subsidiary I, Inc. (“Merger Sub 1”), Rams Acquisition Sub II, LLC (“Merger Sub 2”), VEREIT, Inc. (“VEREIT”) and VEREIT Operating Partnership, L.P. (“VEREIT OP”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, pursuant to which, among other things, (i) Merger Sub 2 will merge with and into VEREIT OP, with VEREIT OP continuing as the surviving entity, and (ii) immediately thereafter, VEREIT will merge with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation as a wholly owned subsidiary of Realty Income.
As of July 8, 2021, the record date for the Special Meeting, there were outstanding 389,378,575 shares of Realty Income common stock, par value $0.01 per share (“Realty Income common stock”). Two proposals were voted upon by the stockholders of Realty Income at the Special Meeting. The voting results of those matters were as follows:
Proposal 1: The Realty Income Issuance Proposal
Proposal 1 considered at the Special Meeting was a proposal to approve the issuance of Realty Income common stock in connection with the transactions contemplated by the Merger Agreement (the “Realty Income Issuance Proposal”). The Realty Income Issuance Proposal was approved, with the following vote counts:

Votes For	Votes Against	Abstentions	Broker Non-Votes
257,096,895	1,437,249	1,440,720	—
Proposal 2: The Adjournment Proposal
Proposal 2 considered at the Special Meeting was a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Realty Income Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Realty Income Issuance Proposal (the “Adjournment Proposal”). The Adjournment Proposal was approved, with the following vote counts:

Votes For	Votes Against	Abstentions	Broker Non-Votes
225,178,868	33,297,789	1,498,207	—
Item 7.01 Regulation FD Disclosure.
On August 12, 2021, the Company and VEREIT issued a joint press release announcing the results of their respective special meetings of stockholders related to the transactions contemplated by the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01.
The foregoing information in this Item 7.01., including the information contained in the press release in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.
Item 9.01 Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit No	Description
99.1	Press release dated August 12, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2021	REALTY INCOME CORPORATION

	By:	/s/ MICHELLE BUSHORE
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel and Secretary